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                                                                   EXHIBIT 23(d)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of BB&T Corporation for the registration of 17,628,703 shares of its common stock and to the incorporation by reference of our report dated February 5, 1999, with respect to the consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Atlanta, Georgia
November 8, 1999